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                                                                    EXHIBIT 10.6

                           NONCOMPETITION AGREEMENT
                           ------------------------



     This Noncompetition Agreement (this "Agreement") is entered into as of July 16, 1995 among Scott Paper Company, a Pennsylvania corporation ("Scott"), Kimberly-Clark Corporation, a Delaware corporation ("Kimberly-Clark"), and Albert J. Dunlap (the "Executive").

     WHEREAS, the Executive has acquired extensive knowledge of and experience in the business conducted by Scott;

     WHEREAS, concurrently herewith, Kimberly-Clark, Rifle Merger Co. and Scott are entering into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), pursuant to which Rifle Merger Co. is merging with and into Scott and Scott is becoming a wholly-owned subsidiary of Kimberly-Clark;

     WHEREAS, the Executive will cease to be a director and officer of Scott and of all of its subsidiaries, effective as of the Effective Time of the Merger (as such terms are defined in the Merger Agreement);

     WHEREAS, concurrently herewith, Scott, Kimberly-Clark and the Executive are entering into a Consulting Agreement (the "Consulting Agreement") dated as of the date hereof; and

     WHEREAS, Scott, Kimberly-Clark and the Executive desire to enter into a noncompetition agreement upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, Scott, Kimberly-Clark and the Executive hereby agree as follows:

     1.  Term of Agreement.  The term of this Agreement shall commence at the
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Effective Time of the Merger and end on the date which is the fifth one-year anniversary of the Effective Time of the Merger (the "Noncompetition Period"); provided, however, that this Agreement shall terminate and shall be of no further force or effect if the Merger Agreement shall be terminated and the Merger shall not become effective pursuant to the terms thereof.

     2.  Noncompetition.  (a)  During the Noncompetition Period, the Executive
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shall not, directly or indirectly, own,
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manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, or director with, any business conducted anywhere in the world which, for the fiscal year of such business immediately preceding the Executives' involvement with such business derives at least twelve and one half percent (12 1/2%) or $250,000,000, whichever is greater, of its total worldwide revenue from any business or businesses which compete with any of the following business or businesses conducted as of the Effective Time of the Merger by Scott or Kimberly-Clark, or by any corporation in which Scott or Kimberly-Clark has, as of the Effective Time of the Merger, a 40% or more equity investment: disposable diapers, training pants, youth pants or baby wipes; disposable feminine hygiene products; adult incontinence products; tissue products for household, commercial, institutional or industrial uses; nonwoven and/or tissue based industrial or commercial wipes; nonwoven and/or tissue based hospital/health care products for use as surgical gowns, surgical packs, sterilization wrap and protective hospital apparel; or premium uncoated writing, text and cover papers for use as business, printing and correspondence papers (each such business, a "Competitive Operation"). During the Noncompetition Period, the Executive shall not solicit
(1) any employee of Scott or Kimberly-Clark or any corporation in which Scott or Kimberly-Clark has, as of the Effective Time of the Merger a 40% or more equity investment, to leave such employment or (ii) any customer of Scott or Kimberly-Clark or any corporation in which Scott or Kimberly-Clark has, as of the Effective Time of the Merger, a 40% or more equity investment, if to do so could reasonably be expected to result in a reduction of the business such customer has with Scott or Kimberly-Clark or any corporation in which Scott or Kimberly-Clark has, as of the Effective Time of the Merger, a 40% or more equity investment; provided that an activity by a business which is not deemed to be a Competitive Operation shall not be a violation of this sentence. During the Noncompetition Period ownership by the Executive of not to exceed five percent (5%) of the equity securities of any Competitive Operation shall not constitute a violation of this Section 2.

     (b) In the event any restriction against engaging in a competitive activity contained in this Section 2 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

     (c) The provisions of this Section 2 and of Section 5 hereof shall be in lieu of Sections 6 and 7 of the Employment

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Agreement between Scott and the Executive dated as of April 19, 1994, as amended, which sections of the Employment Agreement shall terminate and be of no further force or effect after the Effective Time of the Merger.

     (d) In the event that Executive desires to determine if a business meets the definition of a Competitive Operation, Executive may request from Scott and Kimberly-Clark information concerning the sale of their products in specific countries or territories. Scott and Kimberly-Clark shall promptly respond to such request by furnishing the information necessary for Executive to make his determination.

     3.  Compensation.  As compensation for the noncompetition covenants
         ------------
contained in Section 2 hereof, Scott shall pay to the Executive on the Effective Time of the Merger the sum of six million dollars ($6,000,000) and on each anniversary of the Effective Time of the Merger, during the term hereof, the following sums:

     1st Anniversary    five million dollars   ($5,000,000)
     2nd Anniversary    four million dollars   ($4,000,000)
     3rd Anniversary    three million dollars  ($3,000,000)
     4th Anniversary    two million dollars    ($2,000,000)

(such payments, in the aggregate, being referred to herein as the "Noncompetition Fee"). Notwithstanding any disability of the Executive during the Noncompetition Period, the remaining unpaid installments of the Noncompetition Fee payable pursuant to this Agreement shall be paid by Scott to the Executive or to his legal representative designated in writing by the Executive on the dates such Noncompetition Fee would otherwise have been paid hereunder. In the event of the death of the Executive during the Noncompetition Period, the remaining unpaid installments of the Noncompetition Fee payable pursuant to this Agreement shall be paid by Scott within 90 days following the date of such death as a death benefit to the beneficiary or beneficiaries designated in writing by the Executive or, if no beneficiary or beneficiaries have been so designated, to the Executive's estate.

     4.  Unauthorized Disclosure.  (a)  The Executive shall not, without the
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written consent of the Chief Executive Officer of Kimberly-Clark, use other than for Company purposes pursuant to Section 2 of the Consulting Agreement or disclose to any person other than as required by law or court order or to a person to whom disclosure is necessary or appropriate in connection with the performance by the Executive of his duties pursuant to Section 2 of the Consulting Agreement, any confidential information material in nature obtained by him while in the employ of Scott or while a consultant pursuant to the Consulting Agreement, including such information with respect to any products, improvements, formulae, designs or styles, processes, services, customers, suppliers, marketing techniques,

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methods, future plans or operating practices ("Confidential Information");
provided, however, that Confidential Information shall not include any information known generally to the public or previously disclosed to the public (other than as a result of unauthorized disclosure by the Executive) or any specific information or type of information generally not considered confidential by persons engaged in the same business as Scott or Kimberly-Clark, or information disclosed by Scott or Kimberly-Clark by any member of its Board of Directors or any officer thereof to a third party without restrictions on the disclosure of such information.

     (b) The Executive agrees that all documents, records, files, letters, memoranda, reports, data, sketches, drawings, laboratory notebooks, program listings or other written, electronic, photographic or other tangible material ("Tangible Property") containing Confidential Information, whether created by the Executive or others, which have or shall come into his custody or possession shall be and are the exclusive property of Scott and shall be used by the Executive only in the performance of his duties pursuant to Section 2 of the Consulting Agreement. The Executive agrees that upon the earlier of (i) a request by Scott or Kimberly-Clark or (ii) the termination or cessation of his consulting services pursuant to the Consulting Agreement for any reason, he shall promptly deliver to Scott all Tangible Property in his possession or under his control which contains Confidential Information. The Executive shall not retain or deliver to any third person copies of such Tangible Property.

     (c) The Executive agrees that his obligations not to disclose or use information, knowhow, records or Tangible Property of the types set forth in
Section 4(a) or 4(b) hereof also extend to such types of information, knowhow, records and Tangible Property of customers of Scott or any of its subsidiaries or suppliers to Scott or any of its subsidiaries or other third parties who may have disclosed or entrusted the same to Scott or any of its subsidiaries or to the Executive in the course of Scott's business.

     5.  Public Announcements.  (a)  The Executive agrees that he shall not make
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or cause to be made any public statement, public announcement, press release or other disclosure to the press which is intended, or could reasonably be expected, to have a detrimental effect on Scott or Kimberly-Clark or their respective businesses or operations, their public image or reputation or their relations with customers, suppliers, employees, lenders or other business associates.

     (b) Scott and Kimberly-Clark agree that they shall not make or cause to be made any public statement, public announcement, press release or other disclosure to the press which is intended, or could reasonably be expected, to have a

                                      -4-
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detrimental effect on the Executive, his public image or reputation or his relations with lenders or business associates.

     6.  Interests in Kimberly-Clark.  The Executive agrees that he shall not at
         ---------------------------
any time during the Noncompetition Period (and shall not at any time during the Noncompetition Period assist or encourage others to):

     (a) acquire or agree, offer, seek or propose to acquire (or directly or indirectly request permission to do so), directly or indirectly, alone or in concert with any other Person (within the meaning of Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), by purchase or otherwise, any ownership, including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act, of any of the assets, businesses or securities of Kimberly-Clark or any subsidiary thereof, or any rights or options to acquire such ownership (including from any third party);

     (b) solicit proxies (as such terms are defined in Rule 14a-1 under the Exchange Act), whether or not such solicitation is exempt under Rule 14a-2 under the Exchange Act, with respect to any matter from holders of any shares of capital stock of Kimberly-Clark or any securities convertible into or exchangeable for or exercisable (whether currently or upon the occurrence of any contingency) for the purchase of capital stock of Kimberly-Clark (such capital stock and such other securities being hereinafter collectively called the "Voting Securities"), or make any communication exempted from the definition of solicitation by Rule 14a-1(l)(2)(iv) under the Exchange Act;

     (c) initiate, or induce or attempt to induce any other Person, entity or group (as defined in Section 13(d)(3) of the Exchange Act) to initiate, any stockholder proposal or tender offer for any securities of Kimberly-Clark or any subsidiary thereof, any change in control of Kimberly-Clark or any subsidiary thereof or the convening of a stockholders' meeting of Kimberly-Clark or any subsidiary thereof;

     (d) otherwise seek or propose (or request permission to propose) to influence or control the management or policies of Kimberly-Clark or any subsidiary thereof;

     (e) enter into any discussions, negotiations, arrangements or understandings with any other Person with respect to any matter described in the foregoing Subsections 6(a) through 6(d);

                                      -5-
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     (f)  request Scott or its directors, officers, employees or agents, directly or indirectly, to amend or waive any provision of this Section 6;

     (g) take any action inconsistent with any of the foregoing Subsections 6(a) through 6(f); or

     (h)  take any action with respect to any of the matters described in this
     Section 6 that requires public disclosure.

Notwithstanding the foregoing provisions of this Section 6, the Executive may beneficially own for his personal investment purposes up to two percent (2%) of the outstanding Voting Securities of Kimberly-Clark.

          7.   Expenses.  Scott shall promptly pay or reimburse the Consultant
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for all costs and expenses (including, without limitation, court costs and attorney's fees) incurred by the Consultant as a result of any claim, action or proceeding (including, without limitation, a claim, action or proceeding by Consultant against Scott or Kimberly-Clark to collect amounts due to Consultant or to otherwise enforce this Agreement) arising out of, or challenging the validity, advisability or enforceability of, this Agreement or any provision hereof; provided, however, that no such payment or reimbursement shall be made to Consultant if Consultant is the plaintiff in such claim, action or proceeding and a final, nonappealable judgment is rendered against Consultant with respect to all of his claims.

          8.   Injunctive Relief.  The Executive acknowledges that a breach of
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the restrictions contained in Section 2, 5 or 6 hereof shall cause irreparable damage to Scott and Kimberly-Clark, the exact amount of which shall be difficult to ascertain, and that the remedies at law for any such breach shall be inadequate. Accordingly, the Executive agrees that, if the Executive breaches any of the restrictions contained in Section 2, 5 or 6 hereof, then Scott and Kimberly-Clark shall be entitled to injunctive relief, without posting bond or other security in addition to any other remedy or remedies available to Company or Kimberly-Clark at law or in equity.

          9.   Termination.  This Agreement may be terminated by the Executive
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upon ten (10) day's prior written notice to Scott and Kimberly-Clark in the event that Scott or Kimberly-Clark shall breach any of their obligations under
Section 3, 5(b) or 7 hereof, or Section 2, 4, 5 or 7 of the Consulting Agreement; provided, however, that the Executive shall not be entitled to
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terminate this Agreement pursuant to this Section 9 in the event that Scott and
Kimberly-Clark shall cure any such breach within such ten (10) day period. In the event of such termination by the Executive, Scott shall pay to the Executive all remaining payments due under this Agreement within five (5) business days of such termination.

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          10.  Successors; Binding Agreement.  This Agreement shall inure to the
               -----------------------------
benefit of and be enforceable by the Executive and by his personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees and by Scott and Kimberly-Clark and their respective successors and assigns.

          11.  Notices.  All notices and other communications required or
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permitted under this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, when delivered by courier or overnight express service or five days after having been sent by certified or registered mail, postage prepaid, addressed (a) if to the Executive, to the Executive's address set forth in the records of the Company, or if to Scott or Kimberly-Clark, to Wayne R. Sanders, Chairman of the Board and Chief Executive Officer, 351 Phelps Drive, Irving, Texas 75038, with a copy to O. George Everbach, Senior Vice President - Law and Government Affairs, 351 Phelps Drive, Irving, Texas 75038, or (b) to such other address as any party may have furnished to the other parties in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          12.  Guaranty.  Kimberly-Clark hereby guarantees the payment of all
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amounts payable by Scott pursuant to this Agreement.

          13.  Governing Law; Validity.  The interpretation, construction and
               -----------------------
performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to the applicable principles of conflicts of laws. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect.

          14.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

          15.  Miscellaneous.  No provision of this Agreement may be modified or
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waived unless such modification or waiver is agreed to in writing and executed by the Executive and by a duly authorized officer of Scott and of Kimberly-Clark. No waiver by any party hereto at any time of any breach by another party hereto of, or failure to comply with, any condition or provision of this Agreement to be performed or complied with by such other party shall be deemed a waiver of any similar or dissimilar conditions or provisions at the same or at any prior or subsequent time. Failure by the Executive, Scott or Kimberly-Clark to insist upon strict compliance with any provision of this

                                      -7-
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Agreement or to assert any right which the Executive, Scott or Kimberly-Clark may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision of or right under this Agreement.

          IN WITNESS WHEREOF, each of Scott and Kimberly-Clark has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

                              Scott Paper Company


                              By
                                ---------------------------------


                              Kimberly-Clark Corporation


                              By
                                --------------------------------


                              CONSULTANT:



                              -----------------------------------
                                       Albert J. Dunlap

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